Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation Updates Guidance

STAMFORD, Conn.,  December 8,  2014  – Frontier Communications Corporation  (NASDAQ: FTR) is updating 2014 guidance, reflecting the completion of the Connecticut market acquisition in the fourth quarter, as follows:  leveraged free cash flow in the range of $755 million to $780 million; capital expenditures in the range of $575 million to $600 million; and cash taxes in the range of $75 million to $90 million.  Connecticut acquisition and integration costs are excluded from this guidance.

Frontier will be presenting at the UBS 42nd Annual Global Media and Communications Conference today, December 8, 2014.  The 10 a.m. Eastern Time presentation by John Jureller, Executive Vice President and Chief Financial Officer, will be available via a webcast on Frontier’s Investor Relations website under “Webcasts and Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, video, wireless Internet data access, data security solutions, bundled offerings, and specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 28 states.  Frontier’s approximately 17,000 employees are based entirely in the United States.  More information is available at www.frontier.com.

Forward-Looking Statements

This document contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the recently-concluded AT&T transaction, including the ability to successfully integrate the Connecticut operations, diversion of management’s attention, effects of increased expenses or unanticipated liabilities, ability to realize anticipated cost savings, sufficiency of the assets acquired from AT&T, maintenance of customer and supplier relationships, and our ability to meet debt and debt service obligations, which have increased as a result of the AT&T transaction; competition from cable, wireless and other wireline carriers and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2015 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue;  the impact of potential information technology or data security breaches; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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